SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2003

HEI, Inc. (Exact name of Registrant as Specified in Charter)

Minnesota (State or Other Jurisdiction of Incorporation)	0-10078 (Commission File Number)	41-0944876 (IRS Employer Identification No.)

PO Box 5000, 1495 Steiger Lake Lane, Victoria, Minnesota 55386 (Address of Principal Executive Offices, including Zip Code)

(952) 443-2500 (Registrant’s telephone number, including area code)

N/A (Former name or former address, if changed since last report)

Item 5. OTHER EVENTS.

On December 1, 2003, HEI, Inc. issued a press release announcing that it has been granted an additional default judgment in its lawsuit against its former Chief Executive Officer, President and Chairman, Anthony J. Fant, in the amount of $993,355.72, for damages relating to conversion, unjust enrichment, breach of fiduciary duty and corporate waste by Mr. Fant.

A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements. Not Applicable.

(b)	Pro Forma Financial Information. Not Applicable.

(c)	Exhibits:

99.1	Press Release dated December 1, 2003, regarding an additional default judgment in lawsuit against former Chief Executive Officer, Chairman of the Board and President.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEI, INC.

Dated: August 13, 2003	By	/s/ Douglas Nesbit Douglas Nesbit Its: Chief Financial Officer

Exhibit Index

99.1	Press Release dated December 1, 2003, regarding an additional default judgment in lawsuit against former Chief Executive Officer, Chairman of the Board and President.